Exhibit 10.2

Zimmer Holdings, Inc.

2001 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD GRANTED TO

AWARD RECIPIENT: ☐

STOCK AWARD SHARES: ☐

AWARD DATE: ☐

Compensation and Management Development Committee:

Gentlemen:

     You have advised me that I have been granted the above restricted stock award subject to the terms, restrictions and conditions set forth in this agreement, including the provision that receipt of the shares of the stock award is contingent upon my remaining in the continuous employ of Zimmer Holdings, Inc. or a subsidiary for period of five years from the Award Date. I understand that some or all of such shares may be forfeited if I leave the Company prior to that time, and it is expected that I will retain the stock I receive upon the lapse of the restrictions consistent with the Company’s retention guidelines in effect at the time the restrictions lapse.

     My signature below indicates my agreement to all the terms, restrictions and conditions herein set forth.

Date	Signature

ZIMMER HOLDINGS, INC.
2001 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD

     1. STOCK AWARD

     Under the terms of the Zimmer Holdings, Inc. 2001 Stock Incentive Plan (the “Plan”) the Compensation and Management Development Committee of the Board of Directors of Zimmer Holdings, Inc. (the “Committee”) has granted to the Award Recipient on the Award Date an award of restricted Zimmer Holdings, Inc. Common Stock, par value $0.01 per share (“Common Stock”), as designated herein subject to the terms, conditions, and restrictions set forth in this agreement (this “Stock Award”). The purposes of such Stock Award is to motivate and retain the Award Recipient as an employee of Zimmer Holdings, Inc. (the “Company”) or a subsidiary of the Company, to encourage the Award Recipient to continue to give best efforts for the Company’s future success, and to further the opportunity for stock ownership by the Award Recipient in order to increase the Award Recipient’s proprietary interest in the Company. Except as may be required by law, the Award Recipient is not required to make any payment (other than payments for taxes pursuant to Section 5 hereof) or provide any consideration other than the rendering of future services to the Company or a subsidiary of the Company.

     2. STOCK CERTIFICATES

     The stock certificate(s), if any, evidencing the shares of this Stock Award shall be registered on the Company’s books in the name of the Award Recipient as of the Award Date. Physical possession or custody of such stock certificate(s), if any, shall be retained by the Company or by a bank or other institution in accordance with rules adopted by the Committee until such time as the applicable Restriction Period ends as set forth in Section 3 of this agreement or such earlier termination of employment described in Section 3 of this agreement.

     While in its possession, the Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificate(s) and referring to the terms and conditions (including forfeiture) approved by the Committee and relating to the shares represented by the certificate(s). After the applicable Restriction Period, or earlier termination of employment, referred to above, ends, the Company shall cause an unlegended stock certificate(s) covering the requisite number of vested shares registered on the Company’s books in the name of the Award Recipient or Award Recipient’s beneficiary(ies), as appropriate, to be delivered to such person(s) as soon as practicable after the applicable Restriction Period ends.

     The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock upon the end of the Restriction Period prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, or (iii) the obtaining of any consent or approval or other clearance from any governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable.

     3. RESTRICTIONS AND FORFEITURES

     Except as otherwise provided in this Section 3, shares of stock covered by this Stock Award shall be subject to the restrictions and conditions set forth herein during the period from the Award Date until such shares become vested and nonforfeitable (the “Restriction Period”).

     Except as set forth in this section 3, one third of this Stock Award shall become vested and nonforfeitable on the third anniversary of the Award Date provided the Award Recipient has been continuously employed by the Company or a subsidiary of the Company since the Award Date; an additional third of this Stock Award shall become vested and nonforfeitable on the fourth anniversary of the Award Date provided the Award Recipient shall have been continuously employed by the Company or a subsidiary of the Company since the Award Date; and the final third of this Stock Award shall become vested and nonforfeitable on the fifth anniversary of the Award Date provided the Award Recipient shall have been continuously employed by the Company or a subsidiary of the Company since the Award Date.

     (a) Except as set forth below, during the Restriction Period, the Award Recipient may not sell, transfer, pledge or assign any of the shares of stock covered by this Stock Award which have not vested.

     (b) Except as the Committee may otherwise determine, the Award Recipient shall have with respect to the stock covered by this Stock Award all of the rights of a stockholder of the Company, including the right to vote the shares and receive dividends and other distributions provided that distributions in the form of stock shall be subject to the same restrictions as the stock of the underlying Stock Award. Certificates for shares of stock covered by this Stock Award shall be delivered to the Award Recipient after the Restriction Period shall have expired without any forfeiture occurring with respect to such shares.

     (c) Except as set forth below, if during the Restriction Period the Award Recipient terminates employment with the Company or a subsidiary for any reason other than retirement, death or disability, the shares covered by this Stock Award that are not already vested shall be forfeited and will be deemed to be reacquired by the Company. If during the Restriction Period and after the Award Recipient has been continuously employed for one year or more from Award Date, the Award Recipient terminates employment with the Company or a subsidiary on account of retirement, death or disability, the restrictions with respect to all the shares of this Stock Award shall be waived and the shares will be deemed fully vested. In the event of the termination of an Award Recipient’s employment by the Company, other than for cause, retirement, death or disability, after one year of continuous employment with the Company after the Award Date, a pro rata portion of this Stock Award shall be deemed vested as shown in Schedule A to this agreement. Such pro rata portion shall include the portion, if any, of this Stock Award already vested under the terms of this agreement. “Retirement” shall mean the Award Recipient’s termination of employment with the Company or a subsidiary on or after (i) the Award Recipient’s 65th birthday, (ii) the Award Recipient’s 55th birthday after having completed 10 years of service with the Company or any of its subsidiaries, or (iii) the date the sum of the

Award Recipient’s age plus years of service, when rounded up to the next highest number, equals at least 70 and the Award Recipient has completed ten years of service with the Company or any of its subsidiaries and the Award Recipient’s employment terminates for any reason other than death, disability, resignation, willful misconduct, or activity deemed detrimental to the interest of the Company and, where applicable, the Award Recipient has executed a general release and/or a covenant not to solicit as required by the Company. “Disability” shall mean qualifying and receiving payments under a disability pay plan of the Company. “Cause” shall mean termination by the Company of the Award Recipient’s employment upon the willful and continued failure by the Award Recipient to substantially perform the Award Recipient’s duties with the Company (other than any such a failure resulting from the Award Recipient’s incapacity due to physical or mental illness) for a period of at least 30 days after a written demand for substantial performance is delivered to the Award Recipient, which demand specifically identifies the manner in which the Award Recipient has not substantially performed the Award Recipient’s duties, or the willful engaging by the Award Recipient in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. No act, or failure to act, on the Award Recipient’s part shall be deemed willful unless done, or omitted to be done, by the Award Recipient not in good faith and without reasonable belief that the Award Recipient’s act, or failure to act, was in the best interest of the Company. In the event of special circumstances as determined by the Committee, the Committee may, in its sole discretion where it finds that a waiver would be in the best interests of the Company, waive any restrictions then remaining with respect to all or part of the stock awarded pursuant to this Stock Award and accelerate the vesting with regard to such Stock Award or part thereof. For the purposes of this Stock Award, service with Bristol-Myers Squibb Company and its subsidiaries and affiliates before the effective date of the Plan shall be included as service with the Company.

     (d) In the event that the Award Recipient fails promptly to pay or make satisfactory arrangements as to the Withholding Tax Obligation as provided in Section 5, all shares then subject to restriction shall be forfeited by the Award Recipient and will be deemed to be reacquired by the Company.

     (e) The Award Recipient may, at any time prior to the expiration of the Restriction Period, waive all rights with respect to all or some of the shares covered by this Stock Award by delivering to the Company a written notice of such waiver.

     (f) Any shares covered by this Stock Award which are forfeited by the Award Recipient shall be available for use under the Plan in accordance with Section 3 of the Plan.

     (g) (i) A transfer of an Award Recipient from the Company to a subsidiary, or vice versa, or from one subsidiary to another, (ii) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days, and (iii) a leave of absence in excess of ninety (90) days, duly authorized in writing, by the Company, provided the Award Recipient’s right to reemployment is guaranteed either by a statute or by contract, shall not be deemed a termination of employment. However, failure of the Award Recipient to return to the employ of the Company at the end of an approved leave of absence shall be deemed a termination. During a leave of absence as defined in (ii) or (iii), the Award Recipient will be considered to have been continuously employed by the Company but such period shall not be counted in determining the period of employment for vesting purposes of this Section 3.

     (h) (i) The Award Recipient agrees that, during the Restriction Period and for the Non-Competition Period set forth below, except with the prior written consent of the Company, the Award Recipient shall not in any way, directly or indirectly, own, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be actively connected with or have any financial interest in, directly or indirectly, any enterprise which engages in, or otherwise carries on, any business activity in competition with the business of the Company in any geographic area (including, without limitation, the United States and each county in the State of California in which the Company from time to time sells or offers its products for sale) in which it engages in such business. The Award Recipient recognizes that the Company’s business is worldwide in scope in that it directly advertises and solicits business from customers wherever they may be found. Wherever “Company” is used in this sub-section (h), it shall include all subsidiaries and affiliates of the Company. The Award Recipient further agrees that during the periods referenced above the Award Recipient shall not take any action which might divert from the Company or any of its affiliates, successors or assigns any opportunity which would be within the scope of its or their respective present or future operations or business. It is understood that ownership of not more than one percent (1%) of the equity securities of a public company shall in no way be prohibited pursuant to the foregoing provisions.

          (ii) For purposes of this sub-section (h), the Non-Competition Period shall be a period of one year commencing on the date of the Award Recipient’s termination of employment for any reason.

     4. DEATH OF AWARD RECIPIENT

     In the event of the Award Recipient’s death prior to the delivery of vested shares hereunder, such shares shall be delivered to the Award Recipient’s estate, upon presentation to the Committee of letters testamentary or other documentation satisfactory to the Committee.

     5. TAXES

     At such time as the Company is required to withhold taxes with respect to this Stock Award covered hereby, or at an earlier date as determined by the Company, the Award Recipient shall make remittance to the Company of an amount sufficient to cover the Company’s withholding obligation, if any, with respect to federal, state or local income or FICA or earnings tax or any other applicable tax assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred with respect to such Stock Award, including dividends payable to the Award Recipient (the “Withholding Tax Obligation”). The Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct such Withholding Tax Obligation from any payment or distribution of any kind otherwise payable or distributable to the Award Recipient, including Common Stock subject to this Stock Award and dividends on such Common Stock; provided, in the case of Common Stock, that the market value of the shares withheld may not exceed the Company’s minimum required Withholding Tax Obligation with respect to this Stock Award. Prior to vesting of the shares covered by this Stock Award, the dividends payable to the Award Recipient will be compensation (wages) for tax purposes and will be included on the Award Recipient’s W-2 form.

     6. CHANGES IN CAPITALIZATION

     If prior to the expiration of the Restriction Period changes occur in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, stock splits, combinations or exchanges of shares and the like, the number and class of shares subject to this Stock Award shall be appropriately adjusted by the Committee, whose determination shall be conclusive. If as a result of any adjustment under this paragraph any Award Recipient should become entitled to a fractional share of stock, the Award Recipient shall have the right only the adjusted number of full shares and no payment or other adjustment will be made with respect to the fractional share so disregarded.

     7. NOTICE

     Until the Award Recipient is advised otherwise by the Committee, all notices and other correspondence with respect to this Stock Award will be effective upon receipt at the following address:

     Compensation and Management Development Committee of the Board of Directors of Zimmer Holdings, Inc.

Zimmer Holdings, Inc.
345 East Main Street
Post Office Box 708
Warsaw, Indiana 46581-0708

     8. NO ADDITIONAL RIGHTS

     Except as explicitly provided in this agreement, this agreement will not confer any rights upon the Award Recipient, including any right with respect to continuation of employment by the Company or any of its subsidiaries or any right to future awards under the Plan. In no event shall the value, at any time, of this agreement, the Common Stock covered by this agreement or any other benefit provided under this agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of the Company or its subsidiaries unless otherwise specifically provided for in such plan.

     9. CONSTRUCTION AND INTERPRETATION

     The Board of Directors of the Company (the “Board”) and the Committee shall have full authority and discretion, subject only to the express terms of the Plan, to decide all matters relating to the administration and interpretation of the Plan and this agreement and all such Board and Committee determinations shall be final, conclusive, and binding upon the Award Recipient and all interested parties. The terms and conditions set forth in this agreement are subject in all respects to the terms and conditions of the Plan, as amended from time to time, which shall be controlling. This agreement contains the entire understanding of the parties and may not be modified or amended except in writing duly signed by the parties. The waiver of, or failure to enforce, any provision of this agreement or the Plan by the Company will not constitute a waiver by the Company of the same provision or right at any other time or a waiver of any other provision or right. The various provisions of this agreement are severable and any determination of invalidity or unenforceability of any provision shall have no effect on the remaining provisions. This agreement will be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties. The validity and construction of this agreement shall be governed by the laws of the State of Indiana.

ZIMMER HOLDINGS, INC.
By